As filed with the Securities and Exchange Commission on August 7, 2013

File No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

CHEVRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-0890210 (I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road
San Ramon, California 94583-2324
(Address of Principal Executive Offices)

LONG-TERM INCENTIVE PLAN OF CHEVRON CORPORATION
(Full Title of the Plan)

Lydia I. Beebe, Esq.
Corporate Secretary and Chief Governance Officer
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Telephone: (925) 842-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Christopher A. Butner, Esq.
Assistant Secretary and Managing Counsel,
Securities and Corporate Governance
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Telephone: (925) 842-1000
Terry M. Kee, Esq. Brian M. Wong, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center 22nd Floor San Francisco, California 94111-5998 Telephone: (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.75 per share	100,000,000 shares	$124.20	$12,420,000,000	$1,694,088

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on August 2, 2013.

(3)	Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fees.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a previously filed Registration Statement on Form S-8 relating to the Long-Term Incentive Plan of Chevron Corporation is effective. Accordingly, pursuant to General Instruction E to Form S-8, Chevron Corporation (the “Registrant”) hereby incorporates by reference herein the contents of those previously filed Registration Statements on Form S-8 (Registration No. 333-122121, filed by the Registrant on January 18, 2005 and Registration No. 333-171066 filed by the Registrant on December 9, 2010), and hereby deems the contents of those Registration Statements to be a part of this Registration Statement, except as otherwise updated or modified herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information∗
Item 2.    Registrant Information and Employee Plan Annual Information*
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference
The following documents filed by Chevron with the Commission are incorporated by reference into this Registration Statement:
(a)    Chevron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 22, 2013;
(b)    Chevron’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 2, 2013, and for the quarter ended June 30, 2013, filed with the Commission on August 7, 2013;
(c)    Chevron’s Current Reports on Form 8-K filed with the Commission on February 4, 2013, March 1, 2013, April 2, 2013, June 4, 2013 and June 24, 2013; and
(d)    Chevron’s Restated Certificate of Incorporation, dated May 30, 2008, containing a description of Chevron’s Common Stock, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 7, 2008.
All reports or other documents subsequently filed by Chevron and the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold
 _________________________________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.
Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.
Item 6.    Indemnification of Directors and Officers
Article VIII of Chevron’s Restated Certificate of Incorporation provides as follows:

“1. A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

“2. To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

“3. In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article VIII, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article VIII shall adversely affect any right existing at the time of such repeal or modification.

“4. The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article VIII or otherwise.

“5. Any right or privilege conferred by or pursuant to the provisions of this Article VIII shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

“6. As used in this Article VIII:

               (a) ‘Corporate Servant’ means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

               (b) ‘Corporation Law’ means the General Corporation Law of the State of Delaware, as from time to time amended;

               (c) ‘indemnify’ means to hold harmless against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

               (d) ‘Proceeding’ means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

               (e) ‘request of the Corporation’ includes any written authorization by an officer of the Corporation.”

Article VIII of Chevron’s By-Laws—“Indemnification”—provides as follows:

“To the fullest extent of the Corporation Law, without limiting the rights of any Corporate Servant under the Restated Certificate of Incorporation of Chevron Corporation or otherwise, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the person is or was a Corporate Servant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Corporate Servant. The Corporation shall pay expenses (including attorney’s fees) incurred by any Corporate Servant in defending any such Proceeding in advance of the final disposition of the Proceeding, provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Corporate Servant, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Corporate Servant is not entitled to be indemnified for such expenses under this Section or otherwise. Any right to indemnification or advancement arising hereunder shall not be eliminated or impaired by amendment of these By-Laws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement is sought. The terms “Corporate Servant,” “Corporation Law,” and “Proceeding” as used in this Section shall have the meaning provided in the definitions of those terms in Article VIII of the Restated Certificate of Incorporation.”

Section 145 of the General Corporation Law of the State of Delaware, in which Chevron is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; Chevron is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and Chevron’s by-law provisions.

Item 8.    Exhibits
Exhibit
Number        Exhibit Description

4.1
Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 7, 2008, and incorporated herein by reference.

4.2	By-Laws of Chevron Corporation, as amended March 27, 2013, filed as Exhibit 3.1 to Chevron’s Current Report on Form 8-K, filed April 2, 2013, and incorporated herein by reference.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP.
23.2        Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1 to 24.9	Powers of Attorney for Non-Employee Directors of Chevron.
Item 9.    Undertakings
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 7, 2013.
CHEVRON CORPORATION
(Registrant)

By:    /s/ John S. Watson
John S. Watson
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 7, 2013 by the following persons in the capacities indicated.

PRINCIPAL EXECUTIVE OFFICERS (and DIRECTORS)	DIRECTORS
/s/ John S. Watson	/s/ Linnet F. Deily*
John S. Watson	Linnet F. Deily
Chairman and Chief Executive Officer
/s/ Robert E. Denham*
/s/ George L. Kirkland	Robert E. Denham
George L. Kirkland
Vice Chairman and Executive Vice President	/s/ Alice P. Gast*
Alice P. Gast
PRINCIPAL FINANCIAL OFFICER
/s/ Enrique Hernandez Jr.*
/s/ Patricia E. Yarrington	Enrique Hernandez Jr.
Patricia E. Yarrington
Vice President and Chief Financial Officer	/s/ Charles W. Moorman*
Charles W. Moorman
PRINCIPAL ACCOUNTING OFFICER
/s/ Kevin W. Sharer*
/s/ Matthew J. Foehr	Kevin W. Sharer
Matthew J. Foehr
Vice President and Comptroller	/s/ John G. Stumpf*
John G. Stumpf

/s/ Ronald D. Sugar*
*ATTORNEY-IN-FACT	Ronald D. Sugar

/s/ Lydia I. Beebe	/s/ Carl Ware*
Lydia I. Beebe	Carl Ware
Corporate Secretary and Chief Governance Officer

INDEX TO EXHIBITS
Exhibit
Number        Exhibit Description

4.1
Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 7, 2008, and incorporated herein by reference.

4.2	By-Laws of Chevron Corporation, as amended March 27, 2013, filed as Exhibit 3.1 to Chevron’s Current Report on Form 8-K, filed April 2, 2013, and incorporated herein by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*        Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1 to 24.9*	Powers of Attorney for Non-Employee Directors of Chevron.

* Filed herewith